OPTION AGREEMENT FOR PURCHASE AND SALE
                                       OF
                              COMMERCIAL PROPERTY

Agreement Date:                 ______________________________

Seller:                         Verde Investments, Inc.
                                2575 East Camelback Road, Suite 700
                                Phoenix, Arizona 85016
                                Phone: (602) 778-5000
                                Fax: (602) 778-5025

Buyer:                          Ugly Duckling Corporation
                                2525 East Camelback Road, Suite 500
                                Phoenix, Arizona 85016
                                Phone: (602) 852-6600
                                Fax: (602) 852-6696

Property:                       Real property situated in Maricopa County,
                                Arizona,  commonly known as 4020 East Indian
                                School Road, Phoenix, Arizona, and legally described on Exhibit "A" attached hereto.

                     Option Agreement For Purchase And Sale
                                       Of
                              Commercial Property

     This Option Agreement For Purchase And Sale Of Commercial Property (this "Agreement") is made by and between Verde Investments, Inc., an Arizona corporation ("Seller") and Ugly Duckling Corporation, a Delaware corporation ("Buyer"), effective as of November ___, 2000 (the "Agreement Date").

                                    Recitals

     The parties acknowledge that the following recitals are correct statements of fact, are relied upon by the parties and are a material part of this
Agreement:

          A. Seller owns the real property situated in Maricopa County, Arizona, commonly known as 4020 East Indian School Road, Phoenix, Arizona, and legally described on Exhibit "A" attached hereto, together with all improvements located thereon (the "Property").

          B. Seller leases the Property to Buyer's subsidiary pursuant to a long-term lease (the "Lease") and the Lease is guaranteed by Buyer.

          C. Buyer seeks an option to purchase the Property and Seller is willing to grant to Buyer an option to purchase the Property, all under the terms of this Agreement.

     NOW, THEREFORE, in consideration of the covenants, representations and warranties of the parties stated herein, the performances of the parties required hereby and the benefits accruing to the parties hereunder, Seller and Buyer mutually agree and expressly intend to be legally bound as follows:

Section 1. Option Grant, Exercise and Conveyance

     1.1 Option Grant. Under the terms and conditions stated in this Agreement, Seller hereby to Buyer an option to purchase the Property (the "Option"). The Option is granted in consideration of Buyer's guaranty of the Lease.

     1.2 Option Exercise. The term of the Option (the "Option Term") shall commence as of the Agreement Date and shall expire on December 31, 2002. The Option may be exercised by Buyer at any time during the Option Term by Buyer's delivery to Seller of written notice of exercise of the Option (the "Option Notice"). If Buyer fails to exercise the Option by delivery of the Option Notice during the Option Term, then upon expiration of the Option Term, the Option shall automatically expire and may not be exercised thereafter.

     1.3 Conveyance. The Property shall be conveyed within 30 days after delivery of the Option Notice (the "Closing Date") by Seller's execution, delivery and recordation of a Quit Claim Deed in the form of Exhibit B attached hereto and incorporated herein (the "Deed").

Section 2. Purchase Price and Payment.

     Buyer shall pay to Seller as the total price for all of Seller's right, title and interest in the Property $__________________ (the "Purchase Price"). The Purchase Price shall be paid in full on the Closing Date in immediately available funds.

Section 3. Closing Matters.

     3.1 Closing Date. The Closing Date shall occur within 30 days after Buyer's exercise of the Option. The parties shall complete the purchase and sale of the Property on or before the Closing Date and neither party is required to consent to any extension of the Closing Date.

     3.2 Escrow Agent. Upon Buyer's exercise of the Option, Seller and Buyer shall retain a mutually acceptable escrow agent as their mutual agent for closing the conveyance of the Property pursuant to this Agreement (the "Escrow Agent"). This Agreement shall constitute the mutual instructions of the parties to the Escrow Agent and such instructions cannot be modified without the written consent of both parties. The Escrow Agent shall prepare statements of the closing of the transactions described herein for review and approval by the parties prior to the Closing Date (the "Closing Statements"). Escrow Agent shall also insure the transfer of the Property by the issuance of the Owner's Title Policy and the senior priority of the Buyer Deed of Trust by issuance of the Lender's Title Policy. Escrow Agent shall prepare and file all informational returns, including without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Escrow Agent shall indemnify, protect, hold harmless and defend Seller, Buyer and their respective attorneys for, from and against any and all claims, actions, costs, loss liability or expense arising out of or in connection with the failure of Escrow Agent to comply with the provisions of this Section 3.2.

     3.3. Seller's Closing Documents. On or before the Closing Date, Seller shall deliver to Escrow Agent the following, duly executed and acknowledged by Seller as required:

          3.3.1 The Deed.

          3.3.2 All other documents reasonably required for Seller and/or Escrow Agent to perform their respective obligations hereunder.

     3.4. Buyer's Closing Documents. On or before the Closing Date, Buyer shall deliver to Escrow Agent the following, duly executed and acknowledged by Buyer as required:

          3.4.1 All documents reasonably required for Buyer and/or Escrow Agent to perform their respective obligations hereunder.

     3.5 Prorations. All real property taxes, assessments and association dues on the Property and all expenses of operation of the Property shall not be prorated but are paid by Buyer's subsidiary pursuant to the Lease.

     3.6 Costs.

          3.6.1 Buyer. Buyer shall pay all premiums for any title insurance requested by Buyer. Buyer shall also pay all charges of Escrow Agent for performing the services required by this Agreement, including recording and filing fees. All costs payable by Buyer shall be identified in the Closing Statements. Buyer shall also pay all costs of Buyer's performance of its obligations hereunder.

          3.6.2 Seller. Seller shall not be required to pay any costs.

          3.6.3 Commissions. Neither Seller nor Buyer have dealt with any real estate brokers that may claim any brokerage fee relating to this transaction and each party shall indemnify the other for any claims for brokerage commissions by any such real estate brokers

     3.7 1031 Exchanges. If either Seller or Buyer seeks to sell or purchase the Property or any part thereof as an exchange of like-kind Property pursuant to Internal Revenue Code Section 1031, the other party shall cooperate therein, provided such exchange does not change the terms and conditions of this Agreement and does not impose any additional expense or liability on the other party.

Section 4. Representations, Warranties and Indemnification by Seller.

     On the Agreement Date and on the Closing Date, Seller makes the following representations, warranties and covenants to Buyer but to no other person or entity:

     4.1 Authority. Seller is duly organized, validly existing and in good standing under the laws of the State of Arizona, and Seller has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Seller hereunder. Seller has taken all necessary action to authorize the execution, delivery and performance by Seller of this Agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Seller and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Seller and will constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms. Seller is not a foreign entity and no withholdings of the proceeds of the sale of the Property is required under Section 1445 of the Internal Revenue Code.

     4.2 Contracts and Liens. Seller has not entered into any other contracts for the sale of the Property which would affect Seller's ability to convey the Property to Buyer. Seller will not, without the prior written consent of Buyer, subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights-of-way, or similar matters after the Agreement Date which will not be either approved by Buyer or eliminated on or prior to the Closing Date.

     4.3 Legal Actions. There are, and on the Closing Date there shall be, no pending or threatened legal proceedings against Seller that would adversely affect, restrict or prohibit Seller's performance of this Agreement.

     4.3 No Fraudulent Conveyance. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. Seller and Buyer have negotiated this Agreement at arms length and the consideration paid represents fair value for the assets to be transferred.

     4.5 Pre-Closing Obligations. Seller shall perform all obligations and pay all amounts required of the owner of the Property prior to the Closing Date, subject to Buyer's obligations under the Lease.

     4.6 Indemnification. The representations, warranties and covenants of Seller stated in this Agreement shall survive the Closing Date and the recordation of the Deed for one year only. Seller shall indemnify Buyer for all costs, direct damages and liabilities, including reasonable attorney's fees, incurred by Buyer as a result of any material breach by Seller of any of the representations, warranties or covenants of Seller stated in this Agreement and none other, provided a claim therefor is filed in a court of competent jurisdiction and served on Seller within one year after the Closing Date.

Section 5. Representations, Warranties and Indemnification by Buyer.

     On the Agreement Date and on the Closing Date, Buyer makes the following representations, warranties and covenants to Seller:

     5.1 Authority. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer has full power, authority and legal right to enter into this Agreement and to perform all covenants, obligations and agreements of Buyer hereunder. Buyer has taken all necessary action to authorize the execution, delivery and performance by Buyer of this agreement and all other documents or instruments required in connection with this Agreement, and upon execution and delivery of this Agreement and such other documents and instruments by Buyer and the other parties thereto, this Agreement and each of such documents and instruments will have been duly authorized, executed and delivered by Buyer and will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

     5.2 Legal Actions. There are, and on the Closing Date there shall be, no pending or threatened legal proceedings against Buyer that would adversely affect, restrict or prohibit Buyer's performance of this Agreement.

     5.3 Post Closing Obligations. Buyer shall perform all obligations and pay all amounts required of the owner of the Property from and after the Closing Date.

     5.4 Property Taken As-Is. Except for the representations, warranties and covenants of Seller stated expressly in this Agreement, the Property is being conveyed AS-IS and Seller does not make any representations, warranties or covenants with respect to the Property. Buyer hereby assumes all risks, obligations and liability of any and all direct, indirect, consequential, special or other damages of any kind which are or may be associated with or arise out of the Property and agrees that Seller shall not be liable to Buyer for any direct, indirect, consequential, special or other damages of any kind which are or may be associated with or arise out of the Property.

     5.5 Indemnification. The representations, warranties and covenants of Buyer stated in this Agreement shall survive the Closing Date and the recordation of the Deed. Buyer shall indemnify Seller for all costs, damages and liabilities, including reasonable attorney's fees, incurred by Seller as a result of any material breach by Buyer of any of the representations, warranties or covenants of Buyer stated in this Agreement and none other.

Section 6.  Remedies for not Closing.

     6.1 Seller. If Buyer has exercised the Option and on the Closing Date this Agreement is in full force and effect, and if Buyer has tendered full performance but Seller fails to convey the Property to Buyer in accordance with this Agreement, then in such event, Buyer may elect one of the following two remedies as its exclusive remedy: (a) terminate this Agreement; or (b) continue this Agreement and immediately prosecute a claim for specific performance of this Agreement.

     6.2 Buyer. If Buyer has exercised the Option and on the Closing Date this Agreement is in full force and effect, and if Seller has tendered full performance but Buyer fails to purchase the Property in accordance with this Agreement, then in such event, Seller shall be entitled to terminate this Agreement as its exclusive remedy.

Section 7.  General Provisions.

     7.1 Notice. All notices and communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, facsimile telephonic transmission or mailed first class, registered or certified mail, postage prepaid, and shall be deemed given and received upon the earlier of actual delivery or three days after deposit in the United States Mail as aforesaid. Notices shall be delivered or mailed to the addresses stated in Page 1 of this Agreement.

     7.2 Negotiation and Integration. The terms and provisions of this Agreement represent the results of negotiations between the parties, each of which has been represented by counsel or other representative of its own choosing and neither of which have acted under duress or compulsion, whether legal, economic or otherwise. This Agreement is entered into after full investigation, neither party relying upon any statements or representations made by the other not embodied in this Agreement. All prior and contemporaneous statements, representations, implications, understandings and agreements between the parties are superseded by and merged in this Agreement, which alone fully and completely expresses their entire agreement. There are no other agreements between the parties regarding the conveyance of the Property.

     7.3 Assignment and Modification. This Agreement shall be binding upon the successors and assigns of the parties. This Agreement may not be assigned by Buyer to any person or entity without the prior written consent of Seller, which consent shall not be unreasonably withheld. However, Buyer may assign this Agreement to any entity the majority of which is owned by Buyer and such assignment does not require the prior written consent of Seller. The assignment of this Agreement by Buyer shall not release Buyer of any obligations hereunder. Notwithstanding the foregoing restrictions on assignment, Seller and Buyer may assign this Agreement to a qualified intermediary in an exchange of the Property, or any portion thereof, pursuant to Internal Revenue Code Section 1031. This Agreement may not be changed orally, but only by an agreement in writing, signed by the parties.

     7.4 Severability. If any provision of this Agreement is held by a court to be void or unenforceable, the balance of the Agreement shall remain valid and enforceable.

     7.5 Other Agreements. Except in the ordinary course, Seller shall not enter into any contracts, leases, agreements or amendments to existing agreements or encumbrances affecting the Property while this Agreement remains in force without the express prior written consent of Buyer, which consent shall not be unreasonably withheld.

     7.6 No Agency. It is expressly agreed and understood by the parties hereto that neither party is the agent, partner nor joint venture partner of the other. It is also expressly agreed and understood that neither Seller nor Buyer has any obligations or duties to the other regarding the purchase and sale of the Property except as specifically provided for in this Agreement.

     7.7 Attorney's Fees. In the event any party hereto finds it necessary to bring an action at law or other proceeding against the other party to enforce this Agreement or any instrument executed pursuant to this Agreement, or by reason of any breach hereunder, the party prevailing in any such action or other proceeding shall be paid all costs and reasonable attorney's fees by the defaulting party, and in the event any judgment is secured by such prevailing party all such costs and attorneys' fees shall be included in any such judgment, attorney's fees to be set by the court.

     7.8 Time. Time is of the essence of this Agreement. However, if any action is required to be taken on a Saturday, Sunday, or legal holiday, the action shall be deemed timely if it is taken on the next regular business day.

     7.9 State Law and Jurisdiction. This Agreement shall be governed by the laws of the State of Arizona. Any judicial action relating to this Agreement shall be prosecuted in a court of competent jurisdiction in Maricopa County, Arizona as the court of exclusive jurisdiction and proper venue and the parties hereby consent to the jurisdiction and venue of said court. The parties jointly waive trial by jury in any action relating to this Agreement. All parties hereby irrevocably waive all rights to trial by jury in any and all actions relating to this Agreement.

     7.10 Counterparts. This Agreement may be executed in counterparts, and the signature of any person required by this Agreement shall be effective if signed on any and or all counterparts. All counterparts together shall be considered one and the same Agreement. Signatures produced by facsimile telephonic transmission shall be accepted as originals.

     IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the Agreement Date.

Seller:                         Verde Investments, Inc.,
                                an Arizona corporation

                                By: ___________________________________
                                Name: _________________________________
                                Its: __________________________________


Buyer:                          Ugly Duckling Corporation,
                                a Delaware corporation

                                By: ___________________________________
                                Gregory B. Sullivan, President and CEO

                                By: ___________________________________
                                Jon D. Ehlinger, Secretary


EXHIBITS

A.       Description of Property

B.       Quit Claim Deed

EXHIBIT A

Description of Property

EXHIBIT B

                                Quit Claim Deed

                           WHEN RECORDED, RETURN TO:
                           Ugly Duckling Corporation
                           Attention: General Counsel
                      2525 East Camelback Road, Suite 500
                             Phoenix, Arizona 85016

                                QUIT-CLAIM DEED

     For the consideration of Ten and 00/100 Dollars, and other valuable consideration, Verde Investments, Inc. ("Grantor") hereby quit-claims to Ugly Duckling Corporation, a Delaware corporation ("Grantee") the interest of Grantor, if any, in the real property situated in Maricopa County, State of Arizona and legally described in Exhibit A attached hereto.

Dated: ___________________.             Verde Investments, Inc.,
                                        an Arizona corporation

                                        By: __________________________________
                                        Name: ________________________________
                                        Its: _________________________________


STATE OF ARIZONA        )
                        )ss
COUNTY OF MARICOPA      )

The foregoing  instrument was  acknowledged  before me, the  undersigned  Notary
Public,  this  ___  day  of  _____________,  20___  by  ___________________,  as
________________ of Verde Investments, Inc., an Arizona corporation.


My commission expires: ____________________     _____________________________
                                                Notary Public